                                                                    EXHIBIT 15B

         Deloitte &
         Touche Logo                             -----------------------------------------------------------
                                                 Suite 900                      Telephone: (313) 396-3000
                                                 600 Renaissance Center
                                                 Detroit, Michigan 48243-1704

October 10, 1996

Chrysler Corporation
1000 Chrysler Drive
Auburn Hills, Michigan

     We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Chrysler Corporation and consolidated subsidiaries for the periods ended September 30, 1996 and 1995, as indicated in our report dated October 10, 1996. Because we did not perform an audit, we expressed no opinion on that information.

     We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, is incorporated by reference in the following Registration Statements:

           REGISTRATION
FORM      STATEMENT NO.                                 DESCRIPTION
S-8      33-5588              Chrysler Salaried Employees' Savings Plan
S-8      33-6117              Chrysler Corporation Stock Option Plan
S-3      33-13739             Chrysler Corporation Common Stock deliverable to Selling
                              stockholder named therein
S-3      33-15716             Chrysler Corporation Common Stock deliverable to Selling
                              stockholders named therein
S-8      33-15544             Chrysler Corporation Common Stock deliverable pursuant to the
         (Post-Effective      1972 and 1980 American Motors Corporation Stock Option Plans
         Amendment No. 1)
S-3      33-15849             Chrysler Corporation Debt Securities
S-3      33-22233             Chrysler Corporation Common Stock deliverable to Selling
                              stockholders named therein
S-3      33-39688             Chrysler Corporation Common Stock deliverable to Selling
                              stockholders named therein
S-8      33-47986             Chrysler Corporation 1991 Stock Compensation Plan
S-3      33-59294             Chrysler Corporation Common Stock deliverable to Selling
                              stockholders named therein
S-8      33-55817             Chrysler Corporation 1991 Stock Compensation Plan

     We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

Deloitte & Touche Sig

Deloitte & Touche International